UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2009

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On April 22, 2009, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Aon Corporation (“Aon” or the “Company”) approved a performance-based long-term incentive award to Andrew M. Appel, one of the Company’s executive officers who was named in the Summary Compensation Table for Fiscal Years 2008, 2007 and 2006 of Aon’s Proxy Statement for the 2009 Annual Meeting of Stockholders (each, a “named executive officer”).  The awards for Mr. Appel and other eligible recipients were granted pursuant to the Aon Benfield Performance Program, which the Committee approved and adopted on April 22, 2009 as a sub-plan of the Aon Stock Incentive Plan, as amended and restated effective January 1, 2006 (the “Stock Plan”).    The Aon Benfield Performance Program is part of Aon’s broad-based stock award strategy that is intended to drive the overall success of Aon while encouraging employee retention.

The Aon Benfield Performance Program award granted to Mr. Appel and the other eligible recipients represents a target number of performance share units that will be earned and settled in Aon common stock based upon Aon Benfield’s performance relative to a cumulative adjusted segment pretax income target over the period beginning January 1, 2009 and ending December 31, 2011 (the “Performance Period”).  The total performance score can range from a minimum of 0% to a maximum of 200% of target.  The Committee has the discretion to adjust Aon Benfield’s performance results or the target to take into account extraordinary or unusual items occurring during the Performance Period.  The nominal value of the awards was determined by the Committee, and the number of target performance share units was calculated as of the date of grant based upon the fair market value of Aon common stock as of such date.  Upon completion of the Performance Period, an award will be determined and settled in Aon common stock.

On April 22, 2009, under the Aon Benfield Performance Program, Mr. Appel was awarded 37,129 target performance share units.

In addition, on April 27, 2009, the Company entered into: (i) an amendment (the “Appel Amendment”) to the existing employment agreement dated as of July 15, 2005 and amended effective March 13, 2008 between the Company and Mr. Appel; and (ii) an amendment (the “Devine Amendment,” and together with the Appel Amendment, the “Amendments”) to the existing employment agreement dated as of May 2, 2005 and amended effective March 13, 2008 between the Company and Ted T. Devine, another of the Company’s named executive officers.

The Amendments modify the terms of the existing employment agreements of each of Mr. Appel and Mr. Devine to, among other things: (i) extend the term of employment; (ii) clarify their respective positions, duties and responsibilities within the Company; (iii) provide for a grant of restricted stock units; and (iv) modify the termination provisions to limit the amount paid by the Company in the event of a termination without cause. In addition, the Devine Amendment further modifies Mr. Devine’s existing employment agreement to permit Mr. Devine to terminate his employment with the Company for good reason.

The foregoing summaries of the Amendments are qualified in their entirety by reference to each of the Appel Amendment and the Devine Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)—(c)	Not applicable.

(d)	Exhibits:

Exhibit Number	Description of Exhibit
10.1	Amendment to Employment Agreement dated as of April 27, 2009 between Aon Corporation and Andrew M. Appel.

10.2	Amendment to Employment Agreement dated as of April 27, 2009 between Aon Corporation and Ted T. Devine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

By:	/s/ Richard E. Barry

Richard E. Barry
Vice President and Deputy General Counsel

Date: April 28, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amendment to Employment Agreement dated as of April 27, 2009 between Aon Corporation and Andrew M. Appel.

10.2	Amendment to Employment Agreement dated as of April 27, 2009 between Aon Corporation and Ted T. Devine.